Exhibit 10.2

INDEPENDENT DIRECTOR AGREEMENT

THIS INDEPENDENT DIRECTOR AGREEMENT (the “Agreement”) is made as of May 12, 2020, by and between Libbey Inc., a Delaware corporation (the “Company”), and [NAME] (“Director”).

BACKGROUND

WHEREAS, the Company desires and has requested that Director serve as an independent Director of the Company.

WHEREAS, the Company and Director are entering into this Agreement to induce the Director to serve in the capacity set forth above and to set forth certain understandings between the parties.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements and promises contained herein, and other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, Company and Director hereby agree as follows:

1.     DUTIES. Director agrees to serve as an independent Director of the Company in Class [I/II] and to be available to perform the duties consistent with such position pursuant to the Certificate of Incorporation, Bylaws, Code of Business Ethics and Conduct and Corporate Governance Guidelines of the Company (collectively, the “Governance Documents”) and the laws of the state of Delaware. The Company acknowledges that Director currently holds other positions (“Other Employment”) and agrees that Director may maintain such positions, provided that such Other Employment shall not materially interfere with Director’s obligations under this Agreement. Director confirms that he expects he will be able to devote sufficient time and attention to the Company as is necessary to fulfill his responsibilities as a Director of the Company and that he expects the Other Employment will not in any way impact Director’s independence, and if he determines that is no longer the case, he will promptly notify the Company. Such time and attention shall include, without limitation, participation in telephonic and/or in-person meetings of the Company’s board of directors; provided, that he is given reasonable advance notice of such meetings and they are scheduled at times when he is available. Director also represents that the Other Employment shall not materially and unreasonably interfere with Director’s obligations under this Agreement. Without limiting the generality of the foregoing, Director confirms that he is independent (as such term has been construed under Delaware law with respect to directors of Delaware corporations and the New York Stock Exchange). Director also confirms that, to his knowledge, (a) he does not possess material business, close personal relationships or other affiliations, or any history of any such material business, close personal relationships or other affiliations, with the Company’s significant equity or debt holders or any of their respective corporate affiliates that would cause Director to be unable to (i) exercise independent judgment based on the best interests of the Company or (ii) make decisions and carry out his responsibilities as a Director of the Company, in each case in accordance with the terms of the Governance Documents and applicable law, and (b) he has no existing relationship or affiliation of any kind with any entity he knows to be a competitor of the Company. By execution of this Agreement, Director accepts his appointment or election as an independent Director of the Company, and agrees to serve in such capacity, subject to the terms of this Agreement, until his successor is duly elected and qualified or until Director’s earlier death, resignation or removal. The parties hereto acknowledge and agree that Director is being engaged to serve as an independent Director of the Company only and is not being engaged to serve, and shall not serve, the Company in any other capacity.

2.     TERM. The term of this Agreement shall continue until the earliest of (a) such time as Director resigns or is removed in accordance with the Governance Documents, (b) the date of the next annual stockholders meeting at which Directors in Class [I/II] are elected and (c) the death of the Director.

3.     COMPENSATION. For all services to be rendered by Director hereunder, and so long as Director remains a Director of the Company, the Company agrees to pay Director a monthly fee of $50,000.00, with the first monthly fee due upon execution of this Agreement (which first payment will be prorated for only that portion of the month remaining after the date hereof) and thereafter payable in advance on the first of each calendar month; provided, that the Company agrees that the compensation payable to the Director shall be no less than $300,000.00 in the aggregate. Any portion of the $300,000 that theretofore has not been paid shall be payable to Director promptly upon conclusion of his service as a Director. Additionally, the Company agrees to pay Director a daily fee of $5,000.00 for each day that the Director is being deposed, testifying in court and/or spending more than five hours on such day preparing for a deposition or a court appearance. For the avoidance of doubt, other than as set in this Section 3 and Section 4 below, Director shall be entitled to no other compensation or fees from the Company.

4.     EXPENSES. In addition to the compensation provided in Section 3 hereof, the Company will reimburse Director for reasonable business related expenses incurred in good faith in the performance of Director’s duties for the Company. Such payments shall be made by the Company upon submission by Director of a written statement (in a form satisfactory to the Company) itemizing the expenses incurred. Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5.     CONFIDENTIALITY. The Company and Director each acknowledge that for Director to perform his duties as an independent Director of the Company, Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affiliates (the “Company Group”), including, but not limited to, the geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company Group, whether oral or in written form (“Confidential Information”). Director covenants that he shall not, either directly or indirectly, in any manner, utilize (other than to discharge his duties as a director of the Company) or disclose to any person, firm, corporation, association or other entity any Confidential Information, except: (a) to the members of the Company Group and their respective officers, directors, employees, stockholders, agents, attorneys, advisors and representatives, in each case to the extent reasonably necessary for Director to discharge his duties hereunder and, for the avoidance of doubt, in accordance with the Governance Documents; provided that, the Director shall not disclose any information marked “Not for Distribution – For Board Eyes Only” to any third party without the prior written consent of the Company; (b) as required by law or to voluntarily report a potential violation of law or regulation; (c) pursuant to a subpoena or order issued by a court, governmental body, agency or official; or (d) to the extent such information (i) is generally known to the public, (ii) was known to Director prior to its disclosure to Director by the Company, (iii) was obtained by Director from a third party which, to Director’s knowledge, was not prohibited from disclosing such information to Director pursuant to any contractual, legal or fiduciary obligation, (iv) was independently derived by Director without any use of Confidential Information or (v) with respect to sharing information with the Company’s lenders and their attorneys and advisors only, is known or has been previously provided to the Company’s lenders by the Company’s management, attorneys or advisors (without breach of this Agreement by the Director). This Section 5 shall continue in effect after Director has ceased acting as an independent Director of the Company.

6.     MISCELLANEOUS. Director confirms that the execution and performance of this Agreement shall not be in violation of any agreement or obligation (whether or not written) that Director may have with or to any person or entity. In the event Director knows or has reason to know that any of the statements made herein is not true or will not be true in the future, Director shall immediately report such finding to the Company. Director hereby acknowledges and agrees that this Agreement shall be an obligation solely of the Company, and Director shall have no recourse whatsoever against the Company’s equity holders or any of their respective affiliates with regard to this Agreement. Director confirms completion and execution of the Company’s Outside Director Questionnaire and that such Outside Director Questionnaire remains true and accurate as of the date hereof.

7.     INFORMATION. The Company shall provide Director with quarterly financial information, and shall make its management available to discuss the business and operations of the Company upon Director’s reasonable request.

8.     EFFECT OF WAIVER. The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

9.     GOVERNING LAW. This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the state of Delaware without reference to its conflicts of laws principles.

10.     ASSIGNMENT. The rights and benefits of the Company under this Agreement shall not be transferable except by operation of law without Director’s consent, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns. The duties and obligations of Director under this Agreement are personal and therefore Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

11.     BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by each of the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), heirs and personal legal representatives. The Company shall require and cause any successor (whether direct or indirect, and whether by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

12.     SEVERABILITY; HEADINGS. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid as applied to any fact or circumstance, it shall be modified by the minimum amount necessary to render it valid, and any such invalidity shall not affect any other provision, or the same provision as applied to any other fact or circumstance. The headings used in this Agreement are for convenience only and shall not be construed to limit or define the scope of any Section or provision.

13.     COUNTERPARTS; AMENDMENT. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement. No amendment to this Agreement shall be effective unless in writing signed by each of the parties hereto.

[Signature Page Follows]

The parties hereto have caused this Agreement to be executed on the date first above written.

LIBBEY INC.

By:
Name:
Title:

[Signature Page to Independent Director Agreement]

DIRECTOR

[___________]

[Signature Page to Independent Director Agreement]